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                                                                Exhibit 3.7

                            CERTIFICATE OF AMENDMENT
                                        OF
                          CERTIFICATE OF INCORPORATION
                                        OF
                         NETSOURCE COMMUNICATIONS, INC.

         NetSource Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                                       I.

         The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing by at least a majority of the holders of the outstanding shares of Common Stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                                       II.

         The Fourth Article of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

         "The total number of shares of Common Stock which this Corporation is authorized to issue is Forty-Four Million (44,000,000) shares of Common Stock, $0.001 par value.

         Upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock of this Corporation issued and outstanding immediately prior to the Effective Time shall be changed and converted into two (2) shares of Common Stock of this Corporation."
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Edward A. Brinskele, its Chairman of the Board and Chief Executive
Officer, on this      day of September, 1996.
                 ----

                           NETSOURCE COMMUNICATIONS, INC.

                           By:  /s/ Edward A. Brinskele
                               ---------------------------
                                    Edward A. Brinskele
                                    Chairman of the Board and
                                    Chief Executive Officer

Attest:

By:  /s/ Evan A. Kraus
     -------------------
         Evan A. Kraus
         Secretary